                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): December 18, 2000



                                 CHRONIMED INC.
             (Exact name of registrant as specified in its charter)



                                    MINNESOTA
                 (State or other jurisdiction of incorporation)


                    0-19952                     41-1515691
             (Commission File No.)   (IRS Employer Identification No.)



               10900 Red Circle Drive, Minnetonka, Minnesota 55343 (Address of Principal Executive Offices) (Zip Code)




               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (952/979-3600)

Item 5.  Other Events

Chronimed Inc. entered into an Asset Purchase Agreement on December 1, 2000 with Medisys PLC (London: MDY.L) of Woodbridge, Suffolk, England with the intent to sell the assets of its Diagnostic Products subsidiary, MEDgenesis.

The Chronimed Board of Directors has approved the transaction contemplated by the Asset Purchase Agreement.

Under the Asset Purchase Agreement terms, the sale price equals $39.975 million. The Company will receive $30.475 million in cash and $9.500 million in MDY common stock, subject to certain adjustments. The Company expects the closing, which is subject to antitrust clearance and other conditions, to occur within 15 to 45 days.


Item 7.  Financial Statements and Exhibits

(a)      Financial statements of businesses acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable

(c)      Exhibits

         2.1 Asset Purchase Agreement dated December 1, 2000 between Chronimed Inc. and Medisys PLC without exhibits and schedules.

         99.1 Press release dated December 4, 2000 disclosing the execution of the Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                                  CHRONIMED INC.
                                                   (Registrant)

Date:  December 13, 2000

                                   By: /s/ Henry F. Blissenbach
                                      ------------------------------------------
                                      Henry F. Blissenbach
                                      Chief Executive Officer and
                                      Chairman of the Board of Directors


                                      /s/ Gregory H. Keane
                                      ------------------------------------------
                                      Gregory H. Keane
                                      Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit


 2.1 Asset Purchase Agreement dated December 1, 2000 between Chronimed Inc. and Medisys PLC without exhibits and schedules.

99.1 Press release dated December 4, 2000 disclosing the execution of the Asset Purchase Agreement.